Exhibit 99.1
For Release August 3, 2011
1:01 p.m. Pacific
Clearwire Reports Record Second Quarter 2011 Results
•	Record Pro Forma 2Q 2011 Revenue of $293.7 Million, Up 151% From $117.0 Million, Year Over Year

•	Quarterly Net Wholesale Subscriber Additions of 1.5 Million Representing 31% Sequential Growth in Ending Wholesale Subscribers

•	$85.7 Million Sequential Improvement in Pro Forma Adjusted EBITDA
KIRKLAND, Wash. — August 3, 2011 — Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today reported its financial and operating results for the second quarter 2011.
“This quarter we continued to build on our success with rapid subscriber growth and improving financial performance,” said John Stanton, Chairman and Interim Chief Executive Officer of Clearwire. “Looking ahead, we will continue to seek funding to fuel our growth with the belief that our 4G network, growing customer base, unmatched and unencumbered spectrum, and notable wholesale partners put us in a uniquely advantageous position — one that we intend to maximize.”
“During the quarter we made significant progress toward our objective of achieving positive adjusted EBITDA in 2012 as a result of dramatic growth in revenue coupled with continued reductions in our operating costs,” added Erik Prusch, Clearwire’s Chief Operating Officer.
Clearwire ended the second quarter 2011 with approximately 7.65 million total subscribers, up 365% from 1.64 million subscribers in the second quarter 2010. The subscriber base consists of 1.29 million retail subscribers and 6.36 million wholesale subscribers. During the second quarter 2011, Clearwire added 1.54 million total net new subscribers, comprised of 39,000 retail and 1.50 million wholesale net new subscribers. Clearwire’s wholesale subscribers consist primarily of users of 3G/4G smartphone devices.
Second quarter 2011 aggregate network usage by wholesale customers increased 42% as compared to first quarter 2011, driven primarily by growth in aggregate smartphone usage, which increased 74% over the same period.
Second quarter 2011 reported revenue was $322.6 million. Consolidated pro forma revenue for the second quarter 2011 was $293.7 million, a 151% increase over second quarter 2010 revenue of $117.0 million. In the second quarter 2011, retail revenue and other revenue was $191.1 million and retail average revenue per user (ARPU) was a record $47.59. Pro forma wholesale revenue was $102.6 million in the second quarter 2011, or $6.18 in pro forma wholesale ARPU.
Consolidated pro forma revenue and pro forma wholesale revenue exclude approximately $16.1 million of revenue related to wholesale services provided by Clearwire to Sprint in the first quarter 2011, and approximately $12.8 million of a $28.2 million settlement amount from Sprint which relates to wholesale services provided prior to 2011. Clearwire’s management believes it is useful to present pro forma revenue and pro forma net loss from continuing operations attributable to Clearwire Corporation in evaluating Clearwire’s financial performance for the second quarter because they more accurately reflect the revenue-generating activity during the period.
Retail cost per gross addition (CPGA) was $313 in the second quarter 2011 compared to $443 in the second quarter 2010 and $295 in the first quarter 2011. Retail churn was 3.9% in the second quarter

2011, up from 3.2% in the second quarter 2010 and 3.3% in the first quarter 2011. Wholesale churn was 1.3% in the second quarter 2011, an improvement from second quarter 2010 wholesale churn of 3.0% and consistent with first quarter 2011 churn of 1.3%.
Pro forma adjusted EBITDA in the second quarter 2011 was a loss of $108.5 million, representing a sequential improvement of $85.7 million when compared to first quarter 2011 pro forma adjusted EBITDA loss of $194.2 million. In the second quarter 2011, actual adjusted EBITDA was a loss of $79.6 million, representing sequential improvement of $130.7 million when compared to first quarter 2011 actual adjusted EBITDA loss of $210.3 million.
The second quarter 2011 reported net loss from continuing operations attributable to Clearwire was $160.5 million, or $0.65 per basic share, and the second quarter 2011 pro forma net loss from continuing operations attributable to Clearwire was $167.0 million, or $0.68 per basic share. Including the effects of discontinued operations, the second quarter 2011 reported net loss attributable to Clearwire was $168.7 million, or $0.68 per basic share, and the second quarter 2011 pro forma net loss attributable to Clearwire was $175.3 million, or $0.71 per basic share. These figures include the impact of $590.9 million in non-cash write-downs as discussed in the Results of Continuing Operations section below.
At the end of the second quarter 2011, Clearwire operated networks in the U.S. covering areas where approximately 135 million people reside, including approximately 132 million people in 4G markets in the U.S. In the second quarter 2011, the company expanded its domestic 4G service areas to cover an additional 7 million people.
2011 Outlook
Clearwire now expects to end 2011 with approximately 10 million subscribers, with most of the new subscribers coming from its wholesale business. This is an increase from the previous guidance of 9.5 million subscribers provided in May 2011. Before any impact of an LTE deployment, the company expects capital expenditures in 2011 to be less than $400 million, and operations to generate positive adjusted EBITDA in early 2012 as a result of continued implementation of aggressive cost efficiencies aimed at improving cash flow.
Long Term Evolution (LTE) Network Technology Implementation
Following Clearwire’s successful completion of 4G technology trials, which demonstrated the potential of Clearwire’s unmatched spectrum advantage, including its ability to deliver download speeds exceeding 120 Mbps, the company announced today its intent to add “LTE Advanced-ready” technology to its 4G network. The deployment of LTE, which is subject to additional funding, would target densely populated urban areas of Clearwire’s existing 4G markets where current 4G usage demands are high.
Clearwire’s LTE implementation contemplates leveraging the company’s robust all-IP infrastructure already deployed in these markets, which offers significant capital cost savings compared to a similar overlay by other carriers of an existing 3G architecture. The company also restated its commitment to its existing 4G WiMAX network which covers approximately 132 million people while serving 7.65 million retail and wholesale customers and an ecosystem of nearly 110 WiMAX enabled devices, including all 4G phones and tablets currently offered by Sprint.

Results of Continuing Operations
Cost of goods and services and network costs (COGS) for the second quarter 2011 increased 80% to $433.4 million compared to $240.1 million for the first quarter 2011. COGS for the second quarter 2011 includes approximately $214.6 million of non-cash expense primarily related to the write-down of excess and obsolete network equipment, which was an increase from the approximately $6.5 million in non-cash write-downs incurred during the first quarter 2011. Excluding these write-downs, COGS decreased 6% from $233.7 million in first quarter 2011 to $218.8 million in second quarter 2011 due to lower network-related costs and 3G usage during the second quarter.
Selling, general and administrative (SG&A) expense for the second quarter 2011 decreased 17% to $178.2 million compared to $214.9 million for the first quarter 2011. The decrease is primarily attributable to decreased sales activity and greater focus on low-cost channels in the retail sales effort as well as reductions in the size of the company’s workforce.
In addition to the $214.6 million of network equipment reserves and other write-downs included in COGS, total non-cash write-downs of $590.9 million in the second quarter 2011 includes $376.4 million loss from abandonment of network and other assets. Second quarter 2011 loss from abandonment of network and other assets includes $235.1 million in write-downs of uncompleted network development projects that were abandoned in the quarter as a result of management’s decision to modify the company’s future network deployment plans, including the company’s intent to implement LTE in high usage areas of its existing network. Additionally, during the first and second quarter of 2011, the company terminated, or when early termination was not an available option, Clearwire advised its landlords of its intention not to renew, certain tower leases that were not needed for the company’s network, resulting in a $79.3 million charge in the second quarter 2011 for the write-down of construction in progress projects related to these leases. In addition, during second quarter 2011, certain internally-developed software projects that had not yet been placed in service were abandoned, resulting in a charge of approximately $62.0 million.
Substantial completion of the first phase of the company’s network build activities led to a decrease in capital expenditures (capex) to $56 million in the second quarter 2011 from capex of $618 million in the second quarter 2010. The company ended the second quarter 2011 with cash and investments of approximately $848 million invested primarily in U.S. Treasury securities. On July 29, 2011, Clearwire received a cash payment of $96.9 million for the second installment of the pre-payment and take-or-pay commitment for 2011 in accordance with the new Sprint wholesale agreements.

Clearwire Corporation
Summary of Financial Data From Continuing Operations
(In thousands)
(Unaudited)

	Three months ended
	Pro forma (1)		Actual
	June 30,	March 31,	June 30,		March 31,	December 31,
	2011	2011	2011	2010	2011	2010

REVENUES	$293,713	$252,887	$322,611	$117,029	$236,808	$175,150
OPERATING EXPENSES:

Cost of goods and services and network costs (exclusive of items shown separately below)	433,363	240,145	433,363	269,565	240,145	271,652
Selling, general and administrative expense	178,232	214,864	178,232	207,499	214,864	223,894
Depreciation and amortization	169,640	182,474	169,640	82,026	182,474	175,161
Spectrum lease expense	76,620	74,821	76,620	68,152	74,821	72,389
Loss from abandonment of network and other assets	376,350	171,862	376,350	760	171,862	169,240

Total operating expenses	1,234,205	884,166	1,234,205	628,002	884,166	912,336

OPERATING LOSS	(940,492)	(631,279)	(911,594)	(510,973)	(647,358)	(737,186)

LESS NON-CASH ITEMS
Non-cash expenses	71,388	76,243	71,388	72,396	76,243	71,946
Non-cash write-downs	590,948	178,325	590,948	85,387	178,325	224,395
Depreciation and amortization	169,640	182,474	169,640	82,026	182,474	175,161

Total non-cash items	831,976	437,042	831,976	239,809	437,042	471,502

Adjusted EBITDA	(108,516)	(194,237)	(79,618)	(271,164)	(210,316)	(265,684)
Adjusted EBITDA margin	-37%	-77%	-25%	-232%	-89%	-152%

KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Total net subscriber additions	1,543k	1,761k	1,543k	723k	1,761k	1,540k
Wholesale	1,504k	1,610k	1,504k	595k	1,610k	1,417k
Retail	39k	151k	39k	128k	151k	123k
Total subscribers	7,648k	6,105k	7,648k	1,644k	6,105k	4,345k
Wholesale(2)	6,360k	4,856k	6,360k	752k	4,856k	3,246k
Retail	1,288k	1,249k	1,288k	892k	1,249k	1,099k
ARPU
Wholesale	$6.18	$6.37	$7.92	$4.87	$5.04	$3.52
Retail	$47.59	$46.80	$47.59	$42.17	$46.80	$45.52
Churn
Wholesale	1.3%	1.3%	1.3%	3.0%	1.3%	1.4%
Retail	3.9%	3.3%	3.9%	3.2%	3.3%	3.8%
Retail CPGA	$313	$295	$313	$443	$295	$420
Capital expenditures	$56MM	$130MM	$56MM	$618MM	$130MM	$589MM
Domestic 4G covered POPS	132.4MM	125.6MM	132.4MM	55.7MM	125.6MM	112.0MM
Cash, cash equivalents and investments	$848MM	$1,245MM	$848MM	$2,268MM	$1,245MM	$1,748MM

(1)	Pro Forma revenue includes the impact of approximately $16.1 million of wholesale revenue related to Q1 2011 that was recorded in Q2 2011 and approximately $12.8 million of wholesale revenue recorded in Q2 2011 to settle disputes related to prior usage.

(2)	Includes non-launched markets.

Management Webcast
Clearwire executives will host a conference call and simultaneous webcast to discuss the company’s second quarter 2011 financial results at 4:15 p.m. Eastern Time today. A live broadcast of the conference call will be available online on the company’s investor relations website located at http://investors.clearwire.com.
Interested parties can access the conference call by dialing 1-877-392-9886, or from outside the United States by dialing 1-707-287-9329, five minutes prior to the start time. A replay of the call will be available beginning at approximately 7:30 p.m. Eastern Time on August 3, through Wednesday, August 17, by calling 1-855-859-2056, or from outside the United States by dialing 1-404-537-3406. The passcode for the replay is 82808568.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where more than 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at http://www.clearwire.com.
Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all, to be able to continue to operate.

•	Our current plans, and our expectations about becoming adjusted EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•	We expect that our business will become increasingly dependent on our wholesale partners, and Sprint in particular; if we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into agreements with additional wholesale partners our business prospects, results of operations and financial condition could be adversely affected, or we could be required to revise our current business plans.

•	We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•	We believe we need to deploy LTE on our wireless broadband network, alongside mobile WiMAX, to remain competitive; we will incur significant costs to deploy such technology, and will need to raise substantial additional capital to cover such costs. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service.

•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.

•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Sprint owns just less than a majority of our shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.
CONTACTS:
Investor Relations:
Alice Ryder, 425-636-5828
alice.ryder@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire:
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$78,765	$1,230,242
Short-term investments	750,682	502,316
Restricted cash	1,000	1,000
Accounts receivable, net of allowance of $5,184 and $3,792	45,021	24,653
Inventory, net	10,402	17,432
Prepaids and other assets	85,450	82,580

Total current assets	971,320	1,858,223
Property, plant and equipment, net	3,516,710	4,447,374
Restricted cash	7,238	29,355
Long-term investments	18,521	15,251
Spectrum licenses, net	4,325,840	4,348,882
Other intangible assets, net	50,877	60,884
Investments in equity investees	13,273	14,263
Other assets	163,922	169,489
Assets of discontinued operations	44,298	96,765

Total assets	$9,111,999	$11,040,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$213,344	$448,789
Other current liabilities	224,003	226,997

Total current liabilities	437,347	675,786
Long-term debt, net	4,018,062	4,017,019
Deferred tax liabilities, net	17,885	838
Other long-term liabilities	523,052	444,774
Liabilities of discontinued operations	29,047	32,071

Total liabilities	5,025,393	5,170,488
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001, 1,500,000 shares authorized; 248,314 and 243,544 shares outstanding	25	24
Class B common stock, par value $0.0001, 1,000,000 shares authorized; 666,068 and 743,481 shares outstanding	66	74
Additional paid-in capital	2,244,048	2,221,110
Accumulated other comprehensive income	4,659	2,495
Accumulated deficit	(1,296,186)	(900,493)

Total Clearwire Corporation stockholders’ equity	952,612	1,323,210
Non-controlling interests	3,133,994	4,546,788

Total stockholders’ equity	4,086,606	5,869,998

Total liabilities and stockholders’ equity	$9,111,999	$11,040,486

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Revenues	$322,611	$117,029
Operating expenses:

Cost of goods and services and network costs (exclusive of items shown separately below)	433,363	269,565
Selling, general and administrative expense	178,232	207,499
Depreciation and amortization	169,640	82,026
Spectrum lease expense	76,620	68,152
Loss from abandonment of network and other assets	376,350	760

Total operating expenses	1,234,205	628,002

Operating loss	(911,594)	(510,973)

Other income (expense):
Interest income	689	1,509
Interest expense	(128,617)	(24,469)
Gain on derivative instruments	115,279	—
Other income (expense), net	1,937	(2,876)

Total other income (expense), net	(10,712)	(25,836)

Loss from continuing operations before income taxes	(922,306)	(536,809)
Income tax provision	(17,464)	(214)

Net loss from continuing operations	(939,770)	(537,023)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	779,245	413,389

Net loss from continuing operations attributable to Clearwire Corporation	(160,525)	(123,634)

Net loss from discontinued operations attributable to Clearwire Corporation	(8,213)	(2,282)

Net loss attributable to Clearwire Corporation	$(168,738)	$(125,916)

Net loss from continuing operations attributable to Clearwire Corporation per Class A common share:
Basic	$(0.65)	$(0.60)

Diluted	$(0.98)	$(0.60)

Net loss attributable to Clearwire Corporation per Class A common share:
Basic	$(0.68)	$(0.61)

Diluted	$(1.01)	$(0.61)

Weighted average Class A common shares outstanding:
Basic	246,631	205,126

Diluted	1,067,592	205,126

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Revenues	$559,419	$217,791
Operating expenses:
Cost of goods and services and network costs (exclusive of items shown separately below)	673,508	419,089
Selling, general and administrative expense	393,096	410,908
Depreciation and amortization	352,114	157,553
Spectrum lease expense	151,441	134,843
Loss from abandonment of network and other assets	548,212	1,371

Total operating expenses	2,118,371	1,123,764

Operating loss	(1,558,952)	(905,973)
Other income (expense):
Interest income	1,529	2,755
Interest expense	(248,537)	(58,306)
Gain on derivative instruments	88,498	—
Other income (expense), net	2,227	(1,649)

Total other income (expense), net	(156,283)	(57,200)

Loss from continuing operations before income taxes	(1,715,235)	(963,173)
Income tax provision	(17,695)	(792)

Net loss from continuing operations	(1,732,930)	(963,965)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	1,355,528	748,904

Net loss from continuing operations attributable to Clearwire Corporation	(377,402)	(215,061)
Net loss from discontinued operations attributable to Clearwire Corporation	(18,291)	(4,947)

Net loss attributable to Clearwire Corporation	$(395,693)	$(220,008)

Net loss from continuing operations attributable to Clearwire Corporation per Class A common share:
Basic	$(1.53)	$(1.07)

Diluted	$(1.79)	$(1.07)

Net loss attributable to Clearwire Corporation per Class A common share:
Basic	$(1.61)	$(1.09)

Diluted	$(1.87)	$(1.09)

Weighted average Class A common shares outstanding:
Basic	245,516	201,883

Diluted	976,166	201,883

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30
	2011	2010
Cash flows from operating activities:
Net loss from continuing operations	$(1,732,930)	$(963,965)
Net loss from discontinued operations	(73,607)	(22,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	17,047	356
Losses from equity investees, net	940	1,212
Non-cash gain on derivative instruments	(88,498)	—
Accretion of discount on debt	20,854	2,146
Depreciation and amortization	352,114	157,553
Amortization of spectrum leases	26,748	28,110
Non-cash rent expense	109,619	90,503
Share-based compensation	11,264	30,594
Loss from continuing operations on property, plant and equipment	769,273	91,827
Impairment of assets of discontinued operations	58,806	—
Changes in assets and liabilities:
Inventory	7,212	(3,942)
Accounts receivable	(16,033)	(5,975)
Prepaids and other assets	(3,708)	(65,876)
Prepaid spectrum licenses	(3,942)	(2,688)
Accounts payable and other liabilities	(22,642)	101,283
Changes in assets and liabilities of discontinued operations	197	5,579

Net cash used in operating activities	(567,286)	(555,861)
Cash flows from investing activities:
Payments to acquire property, plant and equipment	(335,212)	(1,362,662)
Payments for spectrum licenses and other intangible assets	(1,249)	(11,050)
Purchases of available-for-sale investments	(857,035)	(1,701,704)
Disposition of available-for-sale investments	607,222	1,881,800
Other investing	22,117	(29,749)
Investing activities of discontinued operations	(2,533)	2,848

Net cash used in investing activities	(566,690)	(1,220,517)
Cash flows from financing activities:
Principal payments on long-term debt	(17,439)	—
Debt financing fees	(1,148)	(21,472)
Equity investment by strategic investors	—	56,671
Proceeds from issuance of common stock	3,619	302,873

Net cash (used in) provided by financing activities	(14,968)	338,072
Effect of foreign currency exchange rates on cash and cash equivalents	(2,533)	(2,097)

Net decrease in cash and cash equivalents	(1,151,477)	(1,440,403)
Cash and cash equivalents:
Beginning of period	1,230,242	1,690,571

End of period	$78,765	$250,168

Supplemental cash flow disclosures:
Cash paid for interest including capitalized interest	$236,292	$168,219
Non-cash investing activities:
Fixed asset purchases in accounts payable and accrued expenses	$38,365	$164,638
Fixed asset purchases financed by long-term debt	$9,792	$43,620
Non-cash financing activities:
Vendor financing obligations	$(1,897)	$(32,962)
Capital lease obligations	$(7,895)	$(10,658)

Definitions of Terms and Reconciliations of Non-GAAP Financial Measures to Unaudited Condensed Consolidated Statements of Operations
The company utilizes certain non-GAAP financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Other companies may calculate these measures differently.
(1) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization expenses, non-cash expenses related to operating leases (towers, spectrum leases and buildings), stock-based compensation expense, loss from abandonment of network and other assets, charges for differences between recorded amounts and the results of physical counts, and charges for excessive and obsolete network equipment and CPE inventory. A reconciliation of operating loss to Adjusted EBITDA is as follows:

	Three months ended
	(Unaudited)
	Pro forma		Actual
	June 30,	March 31,	June 30,		March 31,	December 31,
(in thousands)	2011	2011	2011	2010	2011	2010
Operating loss	$(940,492)	$(631,279)	$(911,594)	$(510,973)	$(647,358)	$(737,186)

Non-cash expenses:
Spectrum lease expense	28,519	34,748	28,519	19,204	34,748	32,156
Tower & building rents	37,965	35,135	37,965	42,298	35,135	32,625
Stock compensation	4,904	6,360	4,904	10,894	6,360	7,165

Non-cash expenses	71,388	76,243	71,388	72,396	76,243	71,946

Non-cash write-downs:
Loss from abandonment of network and other assets	376,350	171,862	376,350	760	171,862	169,240
Network equipment reserves and other write-downs	214,598	6,463	214,598	84,627	6,463	55,155

Non-cash write-downs	590,948	178,325	590,948	85,387	178,325	224,395

Depreciation and amortization	169,640	182,474	169,640	82,026	182,474	175,161

Adjusted EBITDA	$(108,516)	$(194,237)	$(79,618)	$(271,164)	$(210,316)	$(265,684)

In a capital-intensive industry, management believes Adjusted EBITDA to be a meaningful measure of the company’s operating performance. The company provides this non-GAAP measure as a supplemental performance measure because management believes it facilitates comparisons of the company’s operating performance from period to period and comparisons of the company’s operating performance to that of other companies by backing out potential differences caused by non-cash expenses related to long-term leases, share-based compensation and non-cash write-downs. Because this non-GAAP measure facilitates internal comparisons of the company’s historical operating performance, management also uses this non-GAAP measure for business planning purposes and in measuring the company’s performance relative to that of its competitors. In addition, Clearwire believes that Adjusted EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of the company’s financial performance over time and to compare the company’s financial performance with that of other companies in the industry.

(2) ARPU (Average Revenue Per User) is revenue, less acquired businesses revenue (revenue from entities that were acquired by Old Clearwire), the revenue generated from the sales of devices, and shipping revenue, divided by the average number of subscribers in the period divided by the number of months in the period. Wholesale ARPU is wholesale revenue divided by the average number of wholesale subscribers in the period divided by the number of months in the period. Retail ARPU is retail revenue less acquired businesses revenue (revenue from entities that were acquired by Old Clearwire), the revenue generated from the sales of devices, and shipping revenue; divided by the average number of retail subscribers in the period, divided by the number of months in the period.

	Three months ended
	(Unaudited)
	Pro forma		Actual
	June 30,	March 31,	June 30,		March 31,	December 31,
	2011	2011	2011	2010	2011	2010
(in thousands)
Total revenue	$293,713	$252,887	$322,611	$117,029	$236,808	$175,150
Acquired companies & other revenue	(9,509)	(10,830)	(9,509)	(7,465)	(10,830)	(7,350)

Total ARPU Revenue	284,204	242,057	313,102	109,564	225,978	167,800

Wholesale ARPU revenue	102,624	76,974	131,522	4,496	60,895	26,223
Retail ARPU revenue	181,580	165,083	181,580	105,068	165,083	141,577

Total ARPU revenue	284,204	242,057	313,102	109,564	225,978	167,800

	Three months ended
	(Unaudited)
	Pro forma		Actual
	June 30,	March 31,	June 30,		March 31,	December 31,
	2011	2011	2011	2010	2011	2010
(in thousands)
Wholesale ARPU revenue	102,624	76,974	131,522	4,496	60,895	26,223

Average wholesale customers	5,533	4,025	5,533	308	4,025	2,485
Months in period	3	3	3	3	3	3
Wholesale ARPU	$6.18	$6.37	$7.92	$4.87	$5.04	$3.52

	Three months ended
	(Unaudited)
	Pro forma		Actual
	June 30,	March 31,	June 30,		March 31,	December 31,
	2011	2011	2011	2010	2011	2010
(in thousands)
Retail ARPU revenue	181,580	165,083	181,580	105,068	165,083	141,577

Average retail customers	1,272	1,176	1,272	830	1,176	1,037
Months in period	3	3	3	3	3	3
Retail ARPU	$47.59	$46.80	$47.59	$42.17	$46.80	$45.52

Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in the business, including changes in the company’s service offerings and fees, affect average revenue per customer, and to assist in forecasting future service revenue. In addition, ARPU provides management with a useful measure to compare the company’s customer revenue to that of other wireless communications providers. The company believes investors use ARPU primarily as a tool to track changes in the company’s average revenue per customer and to compare Clearwire’s per customer service revenues to those of other wireless communications providers.

(3) Pro Forma Reconciliation
The unaudited pro forma condensed consolidated statements of operations that follow are presented for informational purposes only and should not be taken as representative of the future consolidated results of operations of the company. Management believes the unaudited pro forma condensed consolidated statements of operations are useful because they more accurately reflect the revenue-generating activities during the relevant periods and facilitate period to period comparisons of the company’s operating performance.
The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and June 30, 2011 were prepared using the unaudited condensed consolidated statement of operations of Clearwire for the three months ended March 31, 2011 and June 30, 2011. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the separate historical financial statements and accompanying notes thereto.
The pricing provisions agreed to in the 4G Amendment and the other new Sprint wholesale agreements are applicable from and after January 1, 2011. However, in accordance with generally accepted accounting principles in the United States applicable to revenue recognition, Clearwire’s first quarter results did not reflect additional revenues due to the company as a result of the amendments contained in the Sprint wholesale amendments which were signed on April 18, 2011. During the second quarter of 2011, Clearwire recognized revenue of approximately $16.1 million attributable to services provided in the first quarter of 2011.
On April 27, 2011 Clearwire received a cash payment of $181.5 million comprised of the initial installments of the take-or-pay commitment for 2011 and the agreed-upon pre-payment, as well as a $28.2 million settlement amount in accordance with the Sprint wholesale amendments. In the second quarter of 2011, in addition to revenues earned during the second quarter, the company recorded the $16.1 million of revenue attributable to services provided in the first quarter, and $12.8 million of the $28.2 million of cash received related to services provided in periods prior to December 31, 2010.
Had the Sprint wholesale amendments been in effect as of March 31, 2011, and the portion of the settlement related to prior periods been recorded in the attributable service periods, Clearwire’s pro forma revenues for the second quarter of 2011 would have decreased by $28.9 million and the pro forma net loss from continuing operations attributable to Clearwire Corporation would have increased by $6.5 million or $0.03 per basic share.

The following table reconciles as reported results to the pro forma results for the three months ended March 30, 2011 and June 30, 2011 (in thousands):

	Three Months Ended June 30, 2011			Three Months Ended March 31, 2011
	(Unaudited)			(Unaudited)
	Amounts as		Pro forma	Amounts as		Pro forma
	reported	Adjustments(1)	amounts	reported	Adjustments(1)	amounts
Revenues:
Retail revenue	$190,583	$—	$190,583	$175,242	$—	$175,242
Wholesale revenue	131,522	(28,898)	102,624	60,895	16,079	76,974
Other revenue	506		506	671		671

Total revenues	322,611	(28,898)	293,713	236,808	16,079	252,887
Total expenses	(1,262,381)		(1,262,381)	(1,029,968)		(1,029,968)

Net loss from continuing operations	(939,770)	(28,898)	(968,668)	(793,160)	16,079	(777,081)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	779,245	22,382	801,627	576,283	(12,087)	564,196

Net loss from continuing operations attributable to Clearwire Corporation	(160,525)	(6,516)	(167,041)	(216,877)	3,992	(212,885)

Net loss from discontinued operations attributable to Clearwire Corporation	(8,213)	—	(8,213)	(10,078)	—	(10,078)

Net loss attributable to Clearwire Corporation	$(168,738)	$(6,516)	$(175,254)	$(226,955)	$3,992	$(222,963)

Net loss from continuing operations attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.65)		$(0.68)	$(0.89)		$(0.87)

Diluted	$(0.98)		$(1.00)	$(0.89)		$(0.87)

Net loss attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.68)		$(0.71)	$(0.93)		$(0.91)

Diluted	$(1.01)		$(1.03)	$(0.93)		$(0.91)

Wholesale ARPU	$7.92		$6.18	$5.04		$6.37

(1)	Pro Forma revenue includes the impact of approximately $16.1 million of wholesale revenue related to Q1 2011 that was recorded in Q2 2011 and approximately $12.8 million of wholesale revenue recorded in Q2 2011 to settle disputes related to prior usage.
(4) Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given month divided by the average number of subscribers in that month using the actual number of subscribers. Subscribers that discontinue service in the first 30 days of service for any reason, or in the first 90 days of service under certain circumstances, are deducted from the company’s gross customer additions and therefore not included in any of the churn calculations. Wholesale churn is calculated as the number of wholesale subscribers that terminate service in a given month divided by the average number of wholesale subscribers in that month using the actual number of wholesale subscribers. Retail churn is calculated as the number of retail subscribers that terminate service in a given month divided by the average number of retail subscribers in that month using the actual number of retail subscribers. Management uses churn to measure retention of the company’s subscribers, to measure changes in customer retention over time, and to help evaluate how changes in the business affect customer retention. The company believes investors use churn primarily as a tool to track changes in the company’s customer retention. Other companies may calculate this measure differently.

(5) Retail CPGA (Cost per Gross Addition) is selling, general and administrative costs, less general and administrative costs and acquired businesses costs (costs from entities that were acquired by Old Clearwire) plus devices equipment subsidy, divided by gross retail customer additions in the period.

	Three months ended
	(Unaudited)
	June 30,		March 31,	December 31,
	2011	2010	2011	2010
(in thousands)
Retail CPGA
Selling, general and administrative	$178,232	$207,499	$214,864	$223,894
G&A and other	(120,033)	(115,947)	(136,105)	(122,210)

Total selling expense	58,199	91,552	78,759	101,684

Total gross adds	186	207	267	242
Total retail CPGA	$313	$443	$295	$420

Management uses retail CPGA to measure the efficiency of the company’s customer acquisition efforts, to track changes in Clearwire’s average cost of acquiring new subscribers over time, and to help evaluate how changes in the company’s sales and distribution strategies affect the cost-efficiency of the company’s customer acquisition efforts. Clearwire believes investors use retail CPGA primarily as a tool to track changes in the company’s average cost of acquiring new subscribers.
(6) Market EBITDA is the equivalent of Adjusted EBITDA (see definition (1) Adjusted EBITDA) at the market level. This calculation does not include an allocation of corporate general and administrative expenses or spectrum lease expense.